Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-287511) on Form S-8 of our report dated February 18, 2026, with respect to the consolidated financial statements of MNTN, Inc.

/s/ KPMG LLP

San Francisco, California
February 18, 2026